EXHIBIT 99.2

For Immediate Release

PARLUX APPOINTS CHIEF FINANCIAL OFFICER

FORT LAUDERDALE, FLORIDA, May 15, 2007.  Parlux Fragrances, Inc. (NASDAQ: PARL) Parlux Fragrances, Inc. announced today the promotion of Mr. Raymond Balsys to Chief Financial Officer.  Mr. Balsys rejoined the Company in July 2006 as Vice President Finance.  From 1994 to 1997, he served as Vice President Comptroller of Parlux Fragrances, Inc.

Mr. Balsys will report directly to Mr. Neil J. Katz, Chief Executive Officer.

Mr. Katz stated that, “In an effort to segregate duties, Mr. Frank A. Buttacavoli, Executive Vice President and Chief Operating Officer, will give up the title of Chief Financial Officer.  This will allow Mr. Buttacavoli to work closely with me on overall planning, management, logistical activities, building our core businesses and in the signing of new fragrance licenses.”

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products.  It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others:  future trends in sales and Parlux’s ability to introduce new products in a cost-effective manner, to increase sales, to add new licenses, or to maintain and strengthen existing licensing relationships, as well as general economic conditions and continued compliance with the covenants in our credit facility.  Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FOR:

Parlux Fragrances, Inc. (954)316-9008

CONTACT:

Neil J. Katz, CEO Ext. 8116

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